Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 27, 2017, by and between ROANOKE GAS COMPANY, a Virginia corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of March 31, 2016, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1. (a) is hereby amended by deleting "March 31, 2017" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "March 31, 2019," and (b) by deleting "Twenty-Four Million Dollars ($24,000,000.00)" as the maximum principal amount available under the Line of Credit, and by substituting for said amount "Thirty Million Dollars ($30,000,000.00)," with such changes to be effective upon the execution and delivery to Bank of a promissory note dated as of March 27, 2017 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.    The following is hereby added to the Credit Agreement as Section 4.9. (b):

"(b)    Long Term Debt to Long Term Capitalization Ratio of not more than .65 to 1.00, measured as of each quarter end, with “Long Term Debt to Long Term Capitalization” defined as Long Term Funded Debt divided by the sum of Long Term Funded Debt and Effective Net Worth, with “Long Term Funded Debt” defined as, as applied to any person or entity, the sum of all indebtedness for borrowed money, including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit, or any other monetary obligation evidenced by a note, bond, debenture or other agreement of that person or entity with a maturity greater than one year, with “Effective Net Worth” defined as total assets minus Total Liabilities and with “Total Liabilities” defined as all liabilities of Borrower excluding debt fully subordinated to Bank on terms and conditions to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis."

3.    The following is hereby added to the Credit Agreement as Section 4.10. (b):

"(b)    Long Term Debt to Long Term Capitalization Ratio of not more than .65 to 1.00, measured as of each quarter end, with “Long Term Debt to Long Term Capitalization” defined as Long Term Funded Debt divided by the sum of Long Term Funded Debt and Effective Net Worth, with “Long Term Funded Debt” defined as, as applied to any person or entity, the sum of all indebtedness for borrowed money, including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit, or any other monetary obligation evidenced by a note, bond, debenture or other agreement of that person or entity with a maturity greater than one year, with “Effective Net Worth” defined as total assets minus Total Liabilities and with “Total Liabilities” defined as all liabilities of RGC RESOURCES, INC. excluding debt fully subordinated to Bank on terms and conditions to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis."

4.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above

WELLS FARGO BANK,
ROANOKE GAS COMPANY		NATIONAL ASSOCIATION

By:	/s/John S. D'Orazio	By:	/s/ Arnold W. Adkins, Jr.
	JOHN S. D'ORAZIO		ARNOLD W. ADKINS, JR.,
	PRESIDENT, CHIEF EXECUTIVE		SENIOR VICE PRESIDENT
OFFICER

By:	/s/ Paul W. Nester
PAUL W. NESTER,
CHIEF FINANCIAL OFFICER,
SECRETARY, TREASURER

GUARANTOR'S CONSENT AND REAFFIRMATION

The undersigned guarantor of all indebtedness of ROANOKE GAS COMPANY to WELLS FARGO BANK, NATIONAL ASSOCIATION hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its Continuing Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its Continuing Guaranty; and (iv) reaffirms that its obligations under its Continuing Guaranty are separate and distinct from the obligations of any other party under said Amendment and the other Loan Documents described therein.

GUARANTOR:

RGC RESOURCES, INC.

By: /s/ John S. D'Orazio
JOHN S. D’ORAZIO,
PRESIDENT, CHIEF EXECUTIVE
OFFICER

By: /s/ Paul W. Nester
PAUL W. NESTER,
CHIEF FINANCIAL OFFICER,
SECRETARY, TREASURER

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